SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 29, 2000

ATI NETWORKS, INC.
COLORADO
84-1089801
460 Cedar Street Fond du Lac, Wisconsin 54935
(920) 922-7030

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 28, 2000, the company engaged the services of a new accounting firm, Tullius Taylor Sartain & Sartain LLP, as its independent certifying accountants.

The decision to change auditing firms was accepted by the Company's audit committee. Prior to the engagement of Tullius Taylor Sartain & Sartain LLP, management of the Company discussed with representatives of Tullius Taylor Sartain & Sartain LLP issues relating to the Company's disagreement with its former auditors.
Such issues principally involved the Former Auditor's Review of the first quarter ended March 31, 2000, in which the former auditor and the Company did not reach an agreement regarding whether media credits received by the Company were "for nominal consideration".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI NETWORKS, INC.

DATE: August 28, 2000
By:  	 /s/ Lawrence J. Bestor
Name: Lawrence J. Bestor
Title: President and CEO